UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 5, 2006

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street
Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 5, 2006, Matrix Service Company (the “Company”) issued a press release announcing that Michael J. Hall, its interim President and Chief Executive Officer, will resign that office effective upon the appointment of his successor to that office in early November 2006. Mr. Hall will continue to serve on the Company’s Board of Directors, and, as of the effective date of his resignation as President and Chief Executive Officer, will succeed Mr. I. Edgar Hendrix as Chairman of the Board of Directors.

(c) In the October 5, 2006 press release, the Company also announced the appointment of Michael J. Bradley, 52, as President and Chief Executive Officer of the Company, to be effective in early November 2006. Since August 2005, Mr. Bradley has been president and chief executive officer of DCP Midstream GP, LLC (“Midstream LLC”), and director of that company since November 2005. Since December 2005, in his capacity as president and chief executive officer of Midstream LLC, Mr. Bradley has managed the day-to-day affairs of DCP Midstream Partners, LP (“Midstream LP”). Midstream LP is a publicly traded natural gas and natural gas liquids midstream business whose general partner is DCP Midstream GP, LP. Midstream LLC is the general partner of DCP Midstream GP, LP. Mr. Bradley worked in various capacities for Duke Energy Field Services, LLC (“DEFS”), the company that formed Midstream LP, from 1994 through 2005, including Group Vice President, Gathering and Processing from July 2004, and Executive Vice President, Gathering and Processing of DEFS from April 2002 until July 2004. From 1999 until April 2002, Mr. Bradley was Senior Vice President, Northern Division of DEFS. Mr. Bradley joined DEFS in 1994 and served as Senior Vice President. From February 2003 until March 2005, Mr. Bradley also served as a director of the general partner of TEPPCO Partners, L.P.

Mr. Bradley will receive an annual base salary of $475,000. He will participate in the Executive Incentive Compensation Plan (the “Plan”) for fiscal year 2007, according to terms of the Plan, under which he will be eligible for a target bonus equal to 60% of his base salary with a maximum opportunity of 100% of base salary. For fiscal year 2007, Mr. Bradley will be guaranteed an incentive award of no less than $250,000 and will be credited with a full year’s salary for purposes of calculating 2007 incentive awards, resulting in his opportunity to earn a bonus of up to $475,000 for fiscal year 2007. Mr. Bradley will receive a sign-on bonus of $150,000 and a monthly automobile allowance of $1,673. On the date that Mr. Bradley joins the Company, he will receive options to purchase 170,000 shares of the Company’s common stock in accordance with the Company’s stock incentive plans, with a strike price equal to the closing stock price on that date, and he will be eligible for annual grants of options to purchase 30,000 shares of the Company’s common stock. Mr. Bradley will also receive an award of restricted stock with a value of $1,250,000 on the date that he joins the Company, of which approximately 50% will vest after completion of one year of employment and the remainder will vest in equal installments over the subsequent four year period. If the Company’s 2004 Stock Incentive Plan is not approved by the Company’s stockholders at the 2007 Annual Stockholders Meeting, Mr. Bradley will receive an equivalent award in the form of phantom stock or another cash vehicle. Mr. Bradley will enter into a Change of Control and Severance Agreement when his employment begins.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed or furnished herewith:

Exhibit No.	Description

99	Press Release dated October 5, 2006, announcing a new President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 5, 2006	By:	/s/ George L. Austin
George L. Austin Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated October 5, 2006, announcing a new President and Chief Executive Officer